UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 9, 2022, the stockholders of Regulus Therapeutics Inc. (referred to herein as “we,” “us” or the “Company”) approved the Regulus Therapeutics Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”) as described in Item 5.07 below. A summary of the principal features of the 2022 ESPP is set forth under the heading “Description of the 2022 Employee Stock Purchase Plan” contained in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission April 27, 2022. The summary is qualified in its entirety by reference to the 2022 ESPP, filed as Exhibit 99.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders of Company was held on June 9, 2022. As of April 12, 2022, the record date for the Annual Meeting of Stockholders, 145,981,180 shares of common stock were issued and outstanding. A summary of the matters voted upon at the Annual Meeting of Stockholders and the final voting results are set forth below.

Proposal 1. Election of Directors

The ten persons listed below were elected as directors at the Annual Meeting of Stockholders, each to serve until the Company’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
David Baltimore, Ph.D.	76,688,662	3,567,436	29,102,983
Kathryn J. Collier	76,635,900	3,620,198	29,102,983
Joseph P. Hagan	76,725,654	3,530,444	29,102,983
Alice S. Huang, Ph.D.	76,698,348	3,557,750	29,102,983
Jake R. Nunn	72,662,876	7,593,222	29,102,983
Stelios Papadopoulos, Ph.D.	76,480,693	3,775,405	29,102,983
William Rastetter, Ph.D.	76,494,568	3,761,530	29,102,983
Hugh Rosen, M.D., Ph.D.	76,709,563	3,546,535	29,102,983
Simos Simeonidis, Ph.D.	76,707,003	3,549,095	29,102,983
Pascale Witz, MBA, MSc	76,688,309	3,567,789	29,102,983

Proposal 2. The Company’s stockholders approved an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-5 to 1-for-20, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion:

Votes For	Votes Against	Abstentions
99,369,941	9,667,823	321,317

Proposal 3. The Company’s stockholders approved an amendment to our amended and restated certificate of incorporation to reduce, if and only if proposal 2 is both approved and implemented, the number of authorized shares of our common stock to 300,000,000 shares.

Votes For	Votes Against	Abstentions
99,021,045	9,912,483	425,553

Proposal 4. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
74,847,744	4,844,630	563,724	29,102,982

Proposal 5. The Company’s stockholders ratified the selection by the audit committee of the board of directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions
103,788,623	4,753,593	816,865

Proposal 6. The Company’s stockholders approved the Regulus Therapeutics Inc. 2022 Employee Stock Purchase, pursuant to which 1,291,072 shares of our common stock will be available for sale and issuance to our employees.

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,984,186	4,150,212	121,700	29,102,982

Proposal 7. The Company’s stockholders approved the authorization to adjourn the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2 or Proposal 6.

Votes For	Votes Against	Abstentions
99,108,289	9,671,878	578,914

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Regulus Therapeutics Inc. 2022 Employee Stock Purchase Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: June 13, 2022	By:	/s/ Joseph Hagan
Joseph Hagan
President and Chief Executive Officer